Exhibit 99.B(n)(3)

FORM OF

FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

FOR

ING EQUITY TRUST

I.                                        Introduction

ING Equity Trust (the “Trust”), on behalf of its series listed on Schedule A attached hereto, as such schedule may be amended from time to time to add additional series, (referred to herein collectively as the “Funds” and each individually as a “Fund”), hereby adopts this Multiple Class Plan (the “Plan”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).

II.                                    Multiple Class Structure

Each of the Funds continuously offers the classes of shares indicated by the Fund’s name on Schedule A.

Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that:  (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.  In addition, Class A, Class B, Class C, Class I, Class O, and Class W shares shall have the features described below.

A.                                   Sales Charge Structure

(1)                                  Class A Shares.  Class A shares of a Fund shall be offered at net asset value plus an initial sales charge.  The front-end sales charge shall be in such amount as is disclosed in the Funds’ prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds’ current prospectus or supplements thereto.  Class A shares generally shall not be subject to a contingent deferred sales charge (“CDSC”); however, a CDSC in such amount as may be described in the Funds’ current prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over a million dollars that are redeemed within a specified number of months of their purchase, as described in the Funds’ prospectus or supplements thereto.  Additional CDSCs may be imposed in such other cases as the Board of Trustees (the “Board”) may approve and as are disclosed in the Funds’ current prospectus or supplements thereto.

(2)                                  Class B Shares.  Class B shares of a Fund shall be offered at net asset value without the imposition of an initial sales charge.  A CDSC in such amount as is described in the Funds’ current prospectus or supplements thereto shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in the Funds’ current prospectus or supplements thereto.  Class B shares automatically convert to Class A shares, as described in the Funds’ current prospectus or supplements thereto.

(3)                                  Class C Shares.  Class C shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase.  A CDSC in such amount as is described in the Funds’ current prospectus or supplements thereto shall be imposed on redemptions of Class C shares made within one year from the first day of the month after purchase, subject to waivers or reductions as are disclosed in the Funds’ current prospectus or supplements thereto.  Class C shares do not automatically convert to Class A shares.

(4)                                  Class I Shares.  Class I shares shall be offered to certain institutional investors, as indicated in the Funds’ current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC.  A minimum initial investment for Class I shares is imposed as described in the Funds’ current prospectus or supplements thereto.

(5)                                  Class O Shares.  Class O shares are distributed with no sales charge, but are subject to a service fee based on the average daily net assets attributable to Class O shares.  This fee is imposed pursuant to a shareholder service fee based on the average daily net assets attributable to Class O shares in such amount as is described in the Funds’ current prospectus or supplements thereto.  Class O shares are not subject to a CDSC.

(6)                                  Class W Shares. Class W shares shall be offered to certain institutional investors, including wrap program sponsors, as indicated in the Funds’ current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a CDSC.  A minimum initial investment for Class W shares is imposed as described in the Funds’ current prospectus or supplements thereto.

B.                                     Service and Distribution Plans

Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I shares) with the terms contained in Schedule B attached hereto.  For purposes of this agreement and the information contained in Schedule B hereto, distribution and service activities are defined as follows:

C.                                     Allocation of Income and Expenses

(1)                                 The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets.  To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund.  These expenses include:

(a)                                  Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund (“Trust Level Expenses”); and

(b)                                 Expenses incurred by a Fund not attributable to any particular class of the Fund’s shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund’s assets) (“Fund Expenses”).

(2)                                 Expenses attributable to a particular class (“Class Expenses”) shall be limited to:  (i) payments made pursuant to a 12b-1 plan; (ii) transfer agency fees and expenses, including any expenses of broker-dealers and other third parties providing shareholder services to shareholders of a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees’ fees incurred as a result of issues relating to one class.  Expenses in category (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other “Class Expenses” listed in categories (iii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended (the “Code”).

Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item.  Trust Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values.  Approved Class Expenses shall be allocated to the particular class to which they are attributable.

In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board and approved by such Board and by a majority of the Trustees who are not “interested persons,” as defined in the 1940 Act.

D.                                   Exchange Privileges.

Shares of one class of a Fund may be exchanged for shares of that same class of any other ING Fund without payment of any additional front-end sales charge, except as provided below, and except that a CDSC that was applicable to the original ING Fund being held by the shareholder shall continue to apply to the investment in the ING Fund into which the shareholder has exchanged.  If a shareholder exchanges into ING Senior Income Fund and subsequently offers his or her common shares for repurchase by that fund, the CDSC will apply from the original ING Fund from which he or she exchanged.  A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from the Fund.  If a shareholder exchanges and subsequently redeems his or her shares, any applicable CDSC will be based on the full period of the share ownership.

A shareholder may also exchange Class A shares of any Fund for Class I shares of the same Fund, which the shareholder is eligible to purchase, subject to the discretion of ING Funds Distributor, LLC (the “Distributor”) to permit or reject such an exchange.  In addition, a shareholder may exchange shares of any Fund for shares of a different class of the same Fund, which the shareholder is eligible to purchase, subject to the discretion of the Distributor to permit or reject such an exchange.

E.                                     Conversion Features.  Class B shares automatically convert to Class A shares after eight years from purchase, except that all Class B shares of ING Convertible Fund, ING Equity and Bond Fund and ING Growth Opportunities Fund (formerly, ING LargeCap Growth Fund) issued prior to May 24, 1999 will automatically convert to Class A shares in the Fund on the first business day of the month in which the seventh anniversary of the issuance of the Class B shares occurs.

For purposes of conversion to Class A shares, shares purchased through the reinvestment of dividends and distributions paid in respect of Class B shares in a shareholder’s Fund account will be considered to be held in a separate subaccount.  Each time any Class B shares in the shareholder’s Fund account (other than those in the subaccount) convert to Class A, an equal pro rata portion of the Class B shares in the subaccount will also convert to Class A.

Shares shall be converted at the relative net asset value of the class without the imposition of a sales charge, fee or other charge.  If the amount of Class A 12b-1 expenses of any Fund is increased materially without the approval of the Class B shareholders, any conversion will only take place in a manner permitted by Rule 18f-3.

The conversion of Class B shares into Class A shares may be subject to the continuing availability of an opinion of counsel or an Internal Revenue Service ruling to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and (2) the payment of different dividends on Class A and Class B shares, respectively, does not result in a Fund’s dividends or distributions constituting “preferential dividends” under the Code.  The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares.  The conversion will be effected at the relative net asset values per share of the two classes.

F.                                      Waiver or Reimbursement of Expenses.  Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board.

III.                              Board Review

A.                                   Approval of Amendments

This Plan may not be amended materially unless the Board, including a majority of the Trustees who are not “interested persons” of the Funds and the Trust as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Trust.  Such finding shall be based on information requested by the Board and furnished to them which the Board then deems reasonably necessary to evaluate the proposed amendment.  Said amendments may be approved at an in-person or telephonic meeting of the Board or by a written instrument signed by a majority of the Trustees who are not “interested persons” of the Funds as defined in the 1940 Act.

B.                                     Quarterly and Annual Reports

The Board shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time.  In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class.  Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee attributable to that class.  The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

IV.                                Miscellaneous

A.                                   Limitation of Liability

The Board and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

Last Approved: September 10, 2009

Last Amended: [November 2009] to remove Class Q shares from the Plan.

FORM OF

SCHEDULE A

to the

FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

Classes of Shares
Funds	A	B	C	I	O	W
ING Equity Dividend Fund	Ö	Ö	Ö	Ö	N/A	Ö
ING Growth Opportunities Fund(1)	Ö	Ö	Ö	Ö	N/A	Ö
ING Index Plus LargeCap Equity Fund VIII	Ö	Ö	Ö	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund IX	Ö	Ö	Ö	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund X	Ö	Ö	Ö	N/A	N/A	N/A
ING MidCap Opportunities Fund	Ö	Ö	Ö	Ö	Ö	Ö
ING Opportunistic LargeCap Fund	Ö	Ö	Ö	Ö	N/A	Ö
ING Principal Protection Fund XI	Ö	Ö	Ö	N/A	N/A	N/A
ING Principal Protection Fund XII	Ö	Ö	Ö	N/A	N/A	N/A
ING Principal Protection Fund XIII	Ö	Ö	Ö	N/A	N/A	N/A
ING Principal Protection Fund XIV	Ö	Ö	Ö	N/A	N/A	N/A
ING Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö
ING SmallCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö
ING SmallCap Value Multi-Manager Fund	Ö	Ö	Ö	Ö	N/A	Ö
ING Value Choice Fund	Ö	Ö	Ö	Ö	Ö	Ö

Last Approved: September 10, 2009

Last Amended: [November 2009] to remove Class Q shares from the Plan.

(1) ING Growth Opportunities Fund Class W shares effective [September 30, 2009].

FORM OF

SCHEDULE B

to the

FOURTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

Funds	A	B	C	I	O	W
ING Equity Dividend Fund	0.25	1.00	1.00	N/A	N/A	N/A
ING Growth Opportunities Fund(1)	0.35	1.00	1.00	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund VIII	0.25	1.00	1.00	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund IX	0.25	1.00	1.00	N/A	N/A	N/A
ING Index Plus LargeCap Equity Fund X	0.25	1.00	1.00	N/A	N/A	N/A
ING MidCap Opportunities Fund	0.30	1.00	1.00	N/A	0.25	N/A
ING Opportunistic LargeCap Fund	0.25	1.00	1.00	N/A	N/A	N/A
ING Principal Protection Fund XI	0.25	1.00	1.00	N/A	N/A	N/A
ING Principal Protection Fund XII	0.25	1.00	1.00	N/A	N/A	N/A
ING Principal Protection Fund XIII	0.25	1.00	1.00	N/A	N/A	N/A
ING Principal Protection Fund XIV	0.25	1.00	1.00	N/A	N/A	N/A
ING Real Estate Fund	0.25	1.00	1.00	N/A	0.25	N/A
ING SmallCap Opportunities Fund	0.30	1.00	1.00	N/A	N/A	N/A
ING SmallCap Value Multi-Manager Fund	0.25	1.00	1.00	N/A	N/A	N/A
ING Value Choice Fund	0.25	1.00	1.00	N/A	0.25	N/A

Last Approved: September 10, 2009

Last Amended: [November 2009] to remove Class Q shares from the Plan.

(1) ING Growth Opportunities Fund Class W shares effective [September 30, 2009].